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                                                                 EXHIBIT 99.3

                              AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                            PRIME RESIDENTIAL, L.P.


It is hereby certified that:

                 FIRST:   The name of the limited partnership (hereinafter
called the "Partnership") is Prime Residential, L.P. and was first formed on April 15, 1994.

                 SECOND: Pursuant to provisions of Section 17-210, Title 6, Delaware Code, the Certificate of Limited Partnership is amended and restated as follows:

                I. The name of the limited partnership (the "Partnership") is Ambassador Apartments, L.P.

                II. The address of the Partnership's registered office in Delaware is 1013 Centre Road, Wilmingon (Newcastle County), Delaware 19805. Corporation Services Company is the Partnership's registered agent for service of process at that address.

                III. The name and business address of the sole General Partner is as follows:

                Name                                       Address
     Ambassador Apartments, Inc.               77 West Wacker Drive, Suite 4040
                                               Chicago, Illinois  60601

                The undersigned, the general partner of the Partnership, executed this Amended and Restate Certificate of Limited Partnership on this 21st day of June, 1996.


                                        AMBASSADOR APARTMENTS, INC.



                                        By:  /s/ Adam D. Peterson
                                             ----------------------
                                             Name: Adam D. Peterson
                                             Title: Secretary